SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2009 Bonuses

On December 1, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Medivation, Inc. (the “Company”) approved cash bonuses for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), in recognition of both the level of the Company’s achievement of its corporate goals for 2009 and the named executive officers’ contributions toward the achievement of those goals. The bonuses awarded to the named executive officers are set forth in Exhibit 10.1 hereto and are incorporated herein by reference.

2010 Salaries

On December 1, 2009, the Compensation Committee approved new base salaries, effective January 1, 2010, for the Company’s named executive officers in the amounts set forth on Exhibit 10.1 and incorporated herein by reference.

2010 Bonus Plan

On December 1, 2009, the Compensation Committee approved a bonus plan for the Company’s named executive officers for the 2010 fiscal year, which bonus plan is summarized in Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Bonuses for Fiscal Year 2009 and Base Salaries for Fiscal Year 2010 for Named Executive Officers.

10.2	2010 Bonus Plan Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: December 7, 2009	By:	/S/ C. PATRICK MACHADO
C. Patrick Machado
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

10.1	Bonuses for Fiscal Year 2009 and Base Salaries for Fiscal Year 2010 for Named Executive Officers.

10.2	2010 Bonus Plan Summary.